Chemtura Completes Sale
of its Consumer Products Segment
to KIK Custom Products

PHILADELPHIA, Pa., Jan. 2, 2014 – Chemtura Corporation (NYSE: CHMT) (Euronext: CHMT) today announced that on December 31, 2013, it completed the sale of its Consumer Products business, including dedicated manufacturing plants in the U.S. and South Africa, to KIK Custom Products Inc. (“KIK”) for an adjusted purchase price of $300 million. The $15 million reduction reflects the resolution of certain pre-closing matters by the parties. The purchase price is subject to a post-closing adjustment for working capital and assumed pension liabilities.

“Strategically, we can now focus on a series of markets that benefit from global and secular growth trends where we have the right to play and are positioned to win through our product technologies, operating scale, and market access,” said Craig A. Rogerson, Chemtura’s Chairman, President and CEO. “We are better positioned to deliver growth in the faster-growing regions, and we are in a stronger position to meet our commitment to achieve adjusted EBITDA margins approaching 20 percent.  We expect to return a substantial portion of the proceeds from the sale of the Consumer Products business to shareholders, as well as pay down debt such that we preserve the same leverage ratios as we had prior to the sale.”

Chemtura began accounting for its Consumer Products segment as a “discontinued operation” in its third quarter 2013 financial statements.

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With over $1.6 billion in annual sales and more than 3,600 employees worldwide (post acquisition), Toronto, Canada-based KIK is one of North America's largest contract and private label manufacturers of consumer, institutional and industrial products. The KIK network now includes 16 integrated manufacturing facilities strategically located throughout North America and a plant in South Africa. KIK's product lines include bleach, household cleaners and sanitizers, pool and spa water treatment and pool specialty products, personal care, over-the-counter medicated and pharmaceutical products, all supported by in-house technical expertise and value-added services. KIK produces national brand and private label consumer products for Fortune 500 companies. For more information about KIK, visit www.kikcorp.com. KIK is a portfolio company of New York-based private equity firm CI Capital Partners.

Chemtura Corporation, with 2012 sales of $2.2 billion,1 is a global manufacturer and marketer of specialty and agro chemicals. Additional information concerning Chemtura is available at www.chemtura.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Exchange Act of 1934, as amended. These forward-looking statements are identified by terms and phrases such as “potential,” “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	Our ability to execute timely upon our portfolio management strategies and mid and long range business plans;

•	The successful separation of the Consumer Products business from the rest of our businesses;

•	Our ability to implement our growth strategies in rapidly growing markets;

•	Risks associated with strategic divestitures; and

•	Other risks and uncertainties described in our filings with the Securities and Exchange Commission including Item 1A, Risk Factors, in our Annual Report on Form 10-K.

These statements are based on our estimates and assumptions and on currently available information. Our forward-looking statements include information concerning possible or assumed future results of operations, and our actual results may differ significantly from the results discussed. Forward-looking information is intended to reflect opinions as of the date this press release was issued. We undertake no duty to update any forward-looking statements to conform the statements to actual results or changes in our operations.

1 2012 net sales of $2.2 billion reflects discontinued operations treatment for Chemtura’s plastic antioxidants and Consumer Products businesses.

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203-573-3224